Consent of Independent Auditors


The Board of Directors and Shareholders
Aetna Series Fund, Inc.

We consent to the use of our reports dated December 11, 1998 incorporated herein by reference to the references to our firm under the captions Financial Highlights in the prospectuses and Independent Auditors in the statement of additional information.

                                               /s/ KPMG LLP
                                               ------------
                                               KPMG LLP

Hartford, Connecticut
February 25, 1999